Exhibit (19)


                       STATE STREET RESEARCH INCOME TRUST


                            Certificate of Resolution


         I, the undersigned Amy L. Simmons, hereby certify that I am Assistant Secretary of State Street Research Income Trust (the "Trust"), a Massachusetts business trust duly authorized and validly existing under Massachusetts law, and that the following is a true, correct and complete statement of a vote duly adopted by the Trustees of said Trust on May 5, 1995:

         "VOTED: That Francis J. McNamara III and Darman A. Wing be, and each hereby is, authorized and empowered, for and on behalf of the Trust, its principal financial and accounting officer, and in their name, to execute, and file a Power of Attorney relating to, the Trust's Registration Statements under the Investment Company Act of 1940 and/or the Securities Act of 1933, and amendments thereto, the execution and delivery of such Power of Attorney, Registration Statements and amendments thereto, to constitute conclusive proof of such authorization."

         I further certify that said vote has not been amended or revoked and the same is now in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of July, 1997.


                                                /s/ Amy L. Simmons
                                                -------------------------
                                                Assistant Secretary